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                                                                    EXHIBIT 16.1

April 29, 2004



Securities and Exchange Commission
45 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Endeavour International Corporation

We have read the statements that we understand Endeavour International Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Sincerely,

L J Soldinger Associates, LLC